                           FREMONT GENERAL CORPORATION

                             SUPPLEMENTAL EXECUTIVE

                                 RETIREMENT PLAN

                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I         ESTABLISHMENT AND PURPOSE...................................1

         1.1      Establishment of SERP.......................................1

         1.2      Purpose of SERP.............................................1

         1.3      Application of SERP.........................................1

         1.4      Irrevocable Trust...........................................1

ARTICLE II        DEFINITIONS.................................................2

         2.1      Definitions.................................................2

         2.2      Gender and Name.............................................3

ARTICLE III       ELIGIBILITY AND PARTICIPATION...............................4

         3.1      Eligibility.................................................4

         3.2      Salary Deferral Election....................................4

         3.3      New Participants............................................4

         3.4      Irrevocable Elections.......................................4

ARTICLE IV        BENEFITS....................................................5

         4.1      Contributions...............................................5

         4.2      Maintenance and Investment of Accounts......................5

         4.3      Vesting and Forfeiture......................................6

         4.4      Payment.....................................................6

         4.5      Death.......................................................6

         4.6      Voting of Employer Stock....................................6

ARTICLE V         ADMINISTRATION..............................................6

         5.1      Administrative Committee....................................6

         5.2      Notice of Address...........................................7

         5.3      Records.....................................................7

         5.4      Claims Procedures...........................................7

ARTICLE VI        AMENDMENT AND TERMINATION...................................7

         6.1      Amendment and Termination...................................7

         6.2      Reorganization of Employer..................................7

         6.3      Protected Benefits..........................................7

ARTICLE VII       GENERAL PROVISIONS..........................................8

                                TABLE OF CONTENTS
                                   (continued)


                                                                            Page

         7.1      Nonassignability............................................8

         7.2      Employment Rights...........................................8

         7.3      Illegality of Particular Provisions.........................8

         7.4      Applicable Laws.............................................8

                                   ARTICLE I

                            ESTABLISHMENT AND PURPOSE

     1.1 ESTABLISHMENT OF SERP. FREMONT GENERAL CORPORATION (the "Company") hereby adopts the FREMONT GENERAL CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the "SERP"), effective April 4, 2001, for eligible employees of the Company and selected Affiliates. The SERP is intended to be exempt from the participation, vesting and funding provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA), and is intended to be maintained "primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees." It is also intended that the SERP be unfunded for tax purposes and for purposes of Title I of ERISA.

     1.2 PURPOSE OF SERP. It is the purpose of the SERP to permit eligible employees to receive benefits that will compensate them for benefits lost as a result of limitations on benefits under the Company's tax qualified retirement plans imposed by Sections 401(a)(17), 401(k)(3), 401(m)(2) and 402(g) of the Code upon salary deferral contributions and matching contributions.

     1.3 APPLICATION OF SERP. The terms of the SERP are applicable to eligible employees employed by the Company on or after April 4, 2001, with respect to their Compensation and service on and after that date.

     1.4 IRREVOCABLE TRUST. As soon as practicable after the effective date of the SERP, the Company shall establish an irrevocable trust (the "Trust") to set aside contributions by the Company to meet its obligations under the SERP. The Company shall make contributions to the Trust, which amount shall be held and invested by the trustee (the "Trustee") in accordance with the terms of this Plan and the Trust agreement between the Company and the Trustee. Amounts allocated to the Trust and the earnings thereon shall be used by the Trustee to satisfy the liabilities of the Company under the SERP with respect to each Participant for whom an Account has been established, and such utilization shall be in accordance with the procedures set forth in the SERP and under the terms of the Trust agreement.

                                   ARTICLE II

                                   DEFINITIONS

     2.1 DEFINITIONS. Whenever used in the SERP, the following terms shall have the respective meanings set forth below, unless a different meaning is required by the context in which the word is used, and when the defined meaning is intended, the term is capitalized. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Investment Incentive Plan.

          a) "Account" shall mean the Account or Accounts that the Administrative Committee shall maintain for a Participant under the SERP.

          b) "Administrative Committee" shall mean the committee with authority to administer the SERP as provided under Paragraph 5.1.

          c) "Affiliate" shall mean any corporation which is controlled by or under common control with the Company within the meaning of Section 414 of the Code.

          d) "Beneficiary" shall mean the beneficiary designated under the Investment Incentive Plan by the Participant to receive benefits in the event of the Participant's death.

          e) "Board of Directors" shall mean the Board of Directors of the Company.


          f) "Code" shall mean the Internal Revenue Code of 1986, as amended.


          g) "Compensation" shall mean all of a Participant's Compensation (as defined in the Investment Incentive Plan), except as follows. First, the rules of Code Section 401(a)(17) shall not apply. Second, Compensation shall include Salary Deferrals (but not Deferral Contributions, ESOP Excess Contributions, or any other contributions under the SERP).

          h) "Deferral Contributions" shall mean Employer contributions to the SERP pursuant to paragraph 4.1(b) that are intended to compensate Participants for Employer contributions that would have been made for the Participants' benefit under the Investment Incentive Plan but for the limitations imposed by
Section 401(a)(17) of the Code.

          i) "Employer" shall mean the Company and any Affiliate which is designated by the Board of Directors and which approves adoption of the SERP by appropriate corporate action. As of April 4, 2001, the only Employers are Fremont General Corporation and Fremont Investment and Loan.

          j) "Employer Stock" shall mean the common stock of Fremont General Corporation.

          k) "ESOP" shall mean the FREMONT GENERAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN, as amended from time to time, or any successor plan.

          l) "ESOP Excess Contributions" shall mean Employer contributions to the SERP pursuant to Paragraph 4.1(c) that are intended to compensate Participants for benefits lost under the ESOP as a result of the application of Sections 415 and 401(a)(17) of the Code or by reason of exclusion of Salary Deferrals made pursuant to Section 3.2 of the SERP from the definition of compensation under the ESOP. For each Participant, the ESOP Excess Contribution shall be based on the difference between (1) the hypothetical value (as a percentage of Compensation) of Employer Stock that would have been allocated under the ESOP to the accounts of that Participant if the ESOP were not limited by Section 415 or Section 401(a)(17) of the Code and the definition of Compensation hereunder were substituted for the ESOP's definition of compensation, and (2) the value (as a percentage of Compensation) of Employer Stock allocated under the ESOP to the accounts of that Participant, reduced, however, by that portion of such difference allocated to a Participant's account under the Fremont General Corporation Excess Benefit Plan.

          m) "Executive" shall mean an officer or member of key management classified as Grade 18 or above employed by an Employer; provided such person is notified by the Company that he is eligible to participate in the Plan.

          n) "Interim Contribution" shall mean the maximum salary deferral contribution percentage that each Participant will be permitted to make to the Investment Incentive Plan for a Plan Year as established by the plan committee of such Plan.

          o) "Investment Incentive Plan" shall mean the FREMONT GENERAL CORPORATION AND AFFILIATED COMPANIES INVESTMENT INCENTIVE (401k) PLAN, a profit sharing plan qualified under Sections 401(a) and 401(k) of the Code.

          p) "Participant" shall mean any Executive who meets the requirements set forth in Article 3 to participate in the SERP.

          q) "Plan Year" shall mean the calendar year.

          r) "Salary Deferral" shall mean amounts deferred pursuant to Paragraph 3.2

          s) "Salary Deferral Election" shall mean an election to defer compensation under an agreement described in Paragraph 3.2.

     2.2 GENDER AND NAME. Except when otherwise indicated by the context, any masculine terminology used herein shall also include the feminine, and the use of any term herein in the singular may also include the plural.

                                  ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

     3.1 ELIGIBILITY. Any Executive who is eligible to participate in the Investment Incentive Plan and who, for a given Plan Year,


          a) has base salary equal to or greater than the amount defined in
Section 414(q)(1)(B) of the Code, as adjusted; and

          b) whose

               i) salary deferral contributions to the Investment Incentive Plan are limited due (A) to the dollar limitations under Sections 401(a)(17) and 402(g) of the Code, or (B) to the limitation on average deferral percentages under Section 401(k)(3) of the code;

               ii) matching contributions under the Investment Incentive Plan are limited due to the limitation on average contribution percentages under
Section 401(m)(2) of the Code; or

               iii) who is eligible to receive an ESOP Excess Contribution under the SERP;

shall become a Participant in the SERP effective as of the first day of the month in which the Executive satisfies the requirements of this Section 3.1.

     3.2 SALARY DEFERRAL ELECTION. Prior to the first day of each Plan Year, each Executive who satisfies the eligibility requirements of Paragraph 3.1 shall execute a Salary Deferral Election authorizing the Company to withhold a specified amount of the Participant's Compensation which would otherwise be paid during such Plan Year with respect to services rendered. Subject to Paragraph 4.1(a), Compensation deferrals made by a Participant under this Plan shall be held in the Trust.

     3.3  NEW PARTICIPANTS. Notwithstanding anything to the contrary in Section
3.2 above, as soon as practicable before an Executive initially becomes a Participant, but in no event later than the earlier of 30 days after becoming an Executive or the beginning of the first pay period for which the Participant's Salary Deferral Election will apply, the Executive shall execute a Salary Deferral Election authorizing the Company to withhold a specified amount of the Participant's Compensation which would otherwise be paid during such Plan Year with respect to services rendered. Subject to Paragraph 4.1(a), Compensation deferrals made by a Participant under this Plan shall be held in the Trust.

     3.4 IRREVOCABLE ELECTIONS. A Salary Deferral Election made with respect to a Plan Year shall be irrevocable for such Plan Year once made; provided, however, that such election shall cease to be in effect upon (a) termination of the Participant's employment with the Employer, (b) the Participant's death, or
(c) a determination by the Administrative Committee (in its absolute discretion) that the Participant has suffered a significant hardship to justify permitting the revocation of his or her election for that Plan Year or (d) the Participant ceasing to be eligible under Section 3.1 above.

                                   ARTICLE IV

                                    BENEFITS

     4.1  CONTRIBUTIONS.

          a) The excess of each Participant's Salary Deferral contributions under Section 3.2 over the lesser of (i) the Interim Contribution, or (ii) the dollar limitation for that Plan Year under Section 402(g) of the Code, together with the matching contribution directly attributable to such excess Salary Deferral contributions, shall be contributed by the Employer on a periodic basis in accordance with the Employer's payroll practices to the Trust.

               In the event the plan committee of the Investment Incentive Plan notifies the Administrative Committee that additional Salary Deferral contributions and matching contributions can be made to the Investment Incentive Plan for each Participant for a Plan Year, the Administrative Committee may direct the Trustee to transfer such amounts (but not the earnings attributable to such amounts) to the trustee of the Investment Incentive Plan within 10 days of such notification.

          b) Deferral Contributions for Participants shall be contributed by the Employer on a periodic basis in accordance with the Employer's payroll practices to the Trust.

          c) ESOP Excess Contributions for Participants shall be contributed by the Employer to the Trust.

     4.2  MAINTENANCE AND INVESTMENT OF ACCOUNTS.

          a) The Employer shall establish and maintain, in the name of each Participant, a record keeping Account which shall reflect all amounts contributed to the SERP on behalf of each Participant. Such contributed amounts shall be invested by the Trustee as directed by the Administrative Committee in such investment funds as may be specified by the Administrative Committee. The Administrative Committee may, in its discretion, permit Participants to select the investments in which their Accounts will be deemed to be invested at such times and in such percentages as the Administrative Committee shall determine. The Administrative Committee may stop permitting Participants to select the investment in which their Accounts will be deemed invested at any time.

          b) Each Participant has the status of general creditor of his participating Employer and the SERP constitutes a mere promise by that Employer (through the Trust) to pay benefits. As such, the individual Account of each Participant shall represent a liability, payable when due under the SERP, out of the general assets of that Employer, or from the assets of the Trust or of any other trust, custodial account or escrow arrangement which that Employer may establish to pay benefits under the SERP. The money and other assets in the Trust or Account or any other trust, custodial account, or escrow arrangement shall at all times remain the property of that Employer and will be subject to the claims of that Employer's general creditors, and neither the SERP nor any Participant shall have any beneficial ownership interest in the assets thereof. No property or assets of any Employer shall be pledged, encumbered or otherwise subjected to a lien or security interest for payment of benefits hereunder. Accounting for the SERP shall be based on generally accepted accounting principles.

     4.3 VESTING AND FORFEITURE. All benefits under the SERP shall be contingent and forfeitable, and each Participant shall have a vested interest in any benefit under the SERP in accordance with the vesting provisions set forth in Paragraph 6.1 of the Investment Incentive Plan. A person who terminates employment with the Employer for any reason prior to becoming fully vested hereunder shall be entitled to receive his or her vested Account balance; the remainder shall be forfeited.

     4.4 PAYMENT. The Trust shall pay every Participant who terminates employment his or her vested Account in a single-sum cash payment; provided, however, that Employer stock may, in the discretion of the Administrative Committee, be distributed in kind. The Employer shall submit distribution requests to the Trustee or custodian of the Account at the end of each regular pay period. If practical, the Participant's vested Account will be terminated within five (5) business days of receipt of the distribution request. The Participant's final benefit shall be established at the time his or her vested Account is terminated within this five (5) business day period without regard to any prior valuation(s). The Participant shall receive his or her final benefit distribution as soon thereafter as is administratively feasible, subject to applicable tax withholding.

     4.5 DEATH. The Trust shall pay the Account of a Participant who dies while employed by the Employer in a single-sum cash payment (provided, however, that Employer stock may, in the discretion of the Administrative Committee, be distributed in kind) to the Participant's Beneficiary as soon as administratively feasible following the death of the Participant. If a Participant dies after termination of employment and prior to payment, then his or her surviving Beneficiary shall be paid the amount in the Participant's Account in a single-sum payment; provided, however, that Employer stock may, in the discretion of the Administrative Committee, be distributed in kind. Distributions under this paragraph shall be made in accordance with the provisions outlined in Paragraph 4.4 above.

     4.6 VOTING OF EMPLOYER STOCK. The Trustee shall vote Employer Stock as directed by the Administrative Committee. The Administrative Committee may, in its discretion, permit Participants to request that the Administrative Committee vote proxies for Employer Stock in which their accounts are deemed to be invested at such times as the Administrative Committee shall determine. The Administrative Committee need not vote proxies as requested by the Participants.


                                   ARTICLE V

                                 ADMINISTRATION

     5.1 ADMINISTRATIVE COMMITTEE. The SERP shall be administered by the Administrative Committee, whose members shall be the same persons who are the plan committee of the Investment Incentive Plan. Subject to the Board of Directors, the Administrative Committee is authorized and given full and complete discretion to interpret and construe the SERP, to make factual determinations, to prescribe, amend, and rescind rules and regulations relating to the SERP, and to make all other determinations necessary for its administration, including but not limited to calculating amounts allocable to Participants, maintaining and adjusting accounts, and delegating responsibility for performance of administrative functions of the SERP to such officers of the Employer, including Participants, as the Administrative Committee shall in its discretion deem appropriate. The interpretation and construction, as well as any factual determinations, by the Administrative Committee of any provisions of the SERP shall be final unless otherwise determined by the Board of Directors.

     5.2 NOTICE OF ADDRESS. Any payment to a Participant or Beneficiary, at the last known post office address submitted to the Employer, shall constitute a complete acquittance and discharge of the Employer and any director or officer with respect thereto. Neither the Employer nor any director or officer shall have any duty or obligation to search for or ascertain the whereabouts of any Participant or his or her Beneficiary.

     5.3 RECORDS. The records of the Administrative Committee with respect to the SERP shall be conclusive on all Participants, all Beneficiaries, and all other persons whomsoever.

     5.4 CLAIMS PROCEDURES. The claims procedures set forth in the Investment Incentive Plan are hereby incorporated be reference.


                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

     6.1 AMENDMENT AND TERMINATION. The Company reserves the right to amend, modify, or terminate the SERP at any time by action of its Board of Directors, provided that no amendment shall reduce the amount credited to a Participant's Account. The Administrative Committee in its discretion may amend the SERP if it finds that such amendment does not significantly increase or decrease benefits or costs.

     6.2 REORGANIZATION OF EMPLOYER. In the event of a merger or consolidation of the Employer, or the transfer of substantially all of the assets of the Employer to another corporation, such continuing, resulting or transferee corporation shall have the right to continue and carry on the SERP and to assume all liabilities of the Employer hereunder without obtaining the consent of any Participant or Beneficiary. If such successor shall assume the liabilities of the Employer hereunder, then the Employer shall be relieved of all such liability, and no Participant or Beneficiary shall have the right to assert any claim against the Employer for benefits under or in connection with the SERP.

     6.3 PROTECTED BENEFITS. If the SERP is terminated or amended so as to prevent further earnings adjustments, or if liabilities accrued hereunder up to the date of an event specified in paragraph 6.2 are not assumed by the successor to the Employer, then the dollar amount credited to the Account of each Participant, or Beneficiary (whether or not vested) shall be paid to such Participant or Beneficiary in such manner and on such date as determined by the

Board of Directors or the Administrative Committee, but no later than the last day of the second month following the month in which the amendment or termination occurs.

                                  ARTICLE VII

                               GENERAL PROVISIONS

     7.1 NONASSIGNABILITY. Benefits under the SERP are not in any way subject to the debts or other obligations of the persons entitled thereto and may not voluntarily or involuntarily be sold, transferred, assigned, pledged, alienated, garnished, anticipated, or encumbered. Any voluntary attempt to do any of the foregoing under the SERP shall operate to cancel the benefit or the balance of a Participant's Account as of the date of such attempt and to relieve the Employer from any future liability to pay or distribute any benefit with respect to such canceled amount.

     7.2 EMPLOYMENT RIGHTS. The establishment of the SERP shall not be construed as conferring any legal rights upon any Participant or any other person for a continuation of employment, nor shall it interfere with the rights of the Employer to discharge any person or treat him or her without regard to the effect which such treatment might have upon him or her under the SERP.

     7.3 ILLEGALITY OF PARTICULAR PROVISIONS. If any particular provision of the SERP is unenforceable, such provision shall not affect any other provision, but the SERP shall be construed in all respect as if such invalid provision were omitted.

     7.4 APPLICABLE LAWS. The SERP shall be governed by and construed according to the laws of the State of California, except as preempted by federal law.

     IN WITNESS WHEREOF, Fremont General Corporation has caused this instrument to be executed by its duly authorized officers, effective, except as otherwise specifically provided, as of April 4, 2001.

                                            FREMONT GENERAL CORPORATION,
                                            a Nevada corporation



                                            By: /s/ RAYMOND G. MEYERS
                                                --------------------------------
                                                Raymond G. Meyers
                                                Senior Vice President


APPROVED AS TO FORM



---------------------
Attorney for Employer